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                                                    BALDWIN & LYONS, INC.

                                                   FORM 10-Q, EXHIBIT 11

                                              COMPUTATION OF EARNINGS PER SHARE

                                                   THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                      SEPTEMBER 30                              SEPTEMBER 30
                                          --------------------------------------    --------------------------------------
                                                2007                  2006               2007                  2006
                                          -----------------      ---------------    ----------------     -----------------
BASIC:
   Average number of shares
      outstanding                               15,189,265           15,107,764          15,157,954            14,965,058
                                          =================      ===============    ================     =================

      Net income                               $11,713,979           $9,878,998         $34,716,689           $26,862,142
                                          =================      ===============    ================     =================

      Per share amount                                $.77                 $.65               $2.29                 $1.79
                                          =================      ===============    ================     =================


DILUTED:
   Average number of shares
      outstanding                               15,189,265           15,107,764          15,157,954            14,965,058
   Dilutive stock options--based on
      treasury stock method using
      average market price                          11,936               22,697              17,176                48,107
                                          -----------------      ---------------    ----------------     -----------------

      Totals                                    15,201,201           15,130,461          15,175,130            15,013,165
                                          =================      ===============    ================     =================

      Net income                               $11,713,979           $9,878,998         $34,716,689           $26,862,142
                                          =================      ===============    ================     =================

      Per share amount                                $.77                 $.65               $2.29                 $1.79
                                          =================      ===============    ================     =================

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